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                                                                    Exhibit 21.1

                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                                December 31, 2002

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
                                                                          Organized Under         Percent of Voting
Company(1)                                                                    Laws of            Securities Owned(2)
----------                                                                    -------            ------------------
Chipuco Company .....................................................     Illinois                      100%
Direct Measurement Corporation ......................................     Colorado                      100%
FMC Airport Products Europe, S.L. ...................................     Spain                         100%
FMC FoodTech Inc ....................................................     Delaware                      100%
FMC FoodTech S.L. ...................................................     Spain                         100%
FMC G.m.b.H. ........................................................     Germany                       100%
FMC Kongsberg International AG ......................................     Switzerland                   100%
FMC Kongsberg Metering A/S ..........................................     Norway                        100%
FMC Kongsberg Subsea A/S ............................................     Norway                        100%
FMC SOFEC Floating Systems, Inc. ....................................     Texas                         100%
FMC Subsea Service, Inc. ............................................     Delaware                      100%
FMC Technologies (South Africa) Pty. Ltd. ...........................     South Africa                  100%
FMC Technologies A.G. ...............................................     Switzerland                   100%
FMC Technologies A/S ................................................     Norway                        100%
FMC Technologies Argentina, S.A. ....................................     Argentina                     100%
FMC Technologies B.V. ...............................................     The Netherlands               100%
FMC Technologies de Mexico, S.A. de C.V. ............................     Mexico                        100%
FMC Technologies do Brasil S.A. .....................................     Brazil                        100%
FMC Technologies Hong Kong Limited ..................................     Hong Kong                     100%
FMC Technologies Italia S.p.A. ......................................     Italy                         100%
FMC Technologies Limited ............................................     England                       100%
FMC Technologies N.V. ...............................................     Belgium                       100%
FMC Technologies S.A. ...............................................     France                        100%
FMC Technologies S.L. ...............................................     Spain                         100%
FMC Technologies Singapore Pte. Ltd. ................................     Singapore                     100%
FMC Wellhead de Venezuela, S.A. .....................................     Venezuela                     100%
FMC Wellhead Equipment Sdn. Bhd. ....................................     Malaysia                      100%
Frigoscandia Equipment AB ...........................................     Delaware                      100%
Frigoscandia Equipment Holding AB ...................................     Delaware                      100%
Frigoscandia Equipment Iberica S.L. .................................     Spain                         100%
Frigoscandia Equipment International AB .............................     Sweden                        100%
Intertrade Corporation ..............................................     Delaware                      100%
PT FMC Santana Petroleum Equipment Indonesia ........................     Indonesia                     60%
Smith Meter G.m.b.H. ................................................     Germany                       100%
Smith Meter Holding Ltd. ............................................     Delaware                      100%
Smith Meter Inc. ....................................................     Delaware                      100%
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(1)  The names of various active and inactive subsidiaries have been omitted.
     Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The Company owns 37.5% of
     MODEC International, LLC, and is also a minority owner of certain other affiliates. These entities are not subject to inclusion in the determination of the Company's significant subsidiaries.

(2) Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent subsidiary.